[LETTERHEAD OF 3D SYSTEMS CORPORATION]

                                  NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

CONTACT:
Frank Spina
Vice President & Chief Financial Officer
(805) 295-5600, Ext. 2216
spinaf@3dsystems.com

Carol Cerrato
Investor Relations
(805) 295-5600, Ext. 2252
cerratoc@3dsystems.com

                          3D SYSTEMS ANNOUNCES RESULTS
                           FOR THE FIRST QUARTER 1999

        VALENCIA, Calif., April 20, 1999 - 3D Systems Corporation (Nasdaq NMS:
TDSC) today reported that first quarter 1999 sales totaled $22.7 million, compared with $22.8 million in the corresponding period a year ago.

        For the three months ended April 2, 1999, the company posted a net loss of $2.3 million, equal to $0.20 a share, which compares with net income of $354,000 or $0.03 cents a share in the first quarter of 1998.

        Arthur B. Sims, chairman and chief executive officer, expressed "considerable disappointment" in the company's revenue growth, which he said was negatively impacted by sluggish demand, a sales mix that skewed toward lower margin products, and a decline in average selling prices.

        According to Sims, these factors, coupled with significantly higher operating expenses, adversely affected first quarter earnings.

         "The first quarter witnessed the company's introduction of the state-of-the-art SLA 7000 industrial system, the ThermoJet solid object printer, as well as new software and materials -- exciting elements of 3D's strategic course," he said.

        "We supported these new product initiatives through extensive commitment to launch activities and trade show participation. This resulted in about $1.5 million of additional sales and marketing expense in anticipation of future revenues. We expect that sales and marketing expenditures will return to historic lower levels in the second quarter."

        With respect to the company's balance sheet, Sims indicated that 3D Systems made a cash payment of $2.0 million during the first quarter for the acquisition of intellectual property rights and pre-paid royalties, both related to solid object printing.

        In the first quarter, the company shipped 60 units versus 49 systems delivered in the like-period last year. Product mix in the recently completed quarter trended to lower-price, lower-margin SLA systems, Actuas and ThermoJet solid object printers.

ABOUT 3D SYSTEMS

        3D Systems provides solid imaging products and services that allow users to move quickly from three-dimensional designs to finished parts, at a significantly lower cost and higher quality than more traditional methods. The company's systems, through patented stereolithography and 3D printing technologies, fabricate solid objects from digital input. This process substantially reduces the time and cost of product development, resulting in shorter time to manufacturing and time to market. Based in Valencia, Calif., 3D Systems was founded in 1986, and is recognized as the world leader in solid imaging.

        To obtain additional information about 3D Systems products and services, call (888) 337-9786 (toll-free) and request extension 706, or visit the company web site at www.3dsystems.com. For investor information, please call the 3D Systems shareholder communications service at (800) 757-1799.

        Except for the historical information contained in this news release, the matters discussed include forward-looking statements that involve risks and uncertainties including the availability and acceptance of new products, the impact of competitive products and pricing, the ability of the company to continue to contain expenses, dependence on key personnel, industrywide domestic and international economic conditions, and other risks detailed in the company's Form 10-K for the year ended December 31, 1998, Form 10-Q for 1999's first quarter and other SEC filings.

                                      # # #

               3D SYSTEMS AND SLA AND ARE TRADEMARKS OF 3D SYSTEMS

                             3D SYSTEMS CORPORATION
                           Consolidated Balance Sheets

                           ASSETS                                       December 31,       April 2,
                                                                            1998             1999
                                                                        ------------    ------------
Current assets:
  Cash and cash equivalents ..........................................  $ 15,911,793    $  9,575,855
  Short-term investments .............................................     3,484,641       3,982,239
  Accounts receivable, less allowances for
   doubtful accounts of $944,144 (1998)
   and $1,170,748 (1999) .............................................    24,486,730      24,473,665
  Current portion of lease receivables ...............................     2,069,126       1,965,999
  Inventories ........................................................    10,829,346      11,558,428
  Deferred tax assets ................................................     2,063,163       2,063,163
  Prepaid expenses and other current assets ..........................     1,916,149       2,638,349
                                                                        ------------    ------------
       Total current assets ..........................................    60,760,948      56,257,698

Property and equipment, net ..........................................    16,327,078      15,768,526
Licenses and patent costs, net .......................................     5,120,672       5,006,241
Deferred tax assets ..................................................     5,069,796       5,069,796
Lease receivables, less current portion ..............................     5,801,788       5,380,066
Other assets .........................................................     2,022,316       3,430,557
                                                                        ------------    ------------
                                                                        $ 95,102,598    $ 90,912,884
                                                                        ============    ============
            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ...................................................  $  4,849,905    $  5,047,960
  Accrued liabilities ................................................     8,161,684       6,782,623
  Current portion of long-term debt ..................................       100,000         105,000
  Customer deposits ..................................................       330,162         684,626
  Deferred revenues ..................................................     9,013,559       8,630,457
                                                                        ------------    ------------
       Total current liabilities .....................................    22,455,310      21,250,666

Other liabilities ....................................................     1,485,378       1,980,525
Long-term debt, less current portion .................................     4,605,000       4,550,000
                                                                        ------------    ------------
                                                                          28,545,688      27,781,191
                                                                        ------------    ------------
Stockholders' equity:
  Preferred stock, $.001 par value.  Authorized 5,000,000
    shares; none issued
  Common stock, $.001 par value.  Authorized 25,000,000
    shares; issued 11,614,317 and outstanding 11,389,317 (1998)
    and issued 11,630,575 and outstanding 11,405,575 (1999) ..........        11,614          11,630
  Capital in excess of par value .....................................    74,834,225      74,917,160
  Notes receivable from officers .....................................      (360,000)       (360,000)
  Accumulated deficit ................................................    (6,765,447)     (9,045,328)
  Accumulated other comprehensive income (loss) ......................       376,459        (851,828)
  Treasury stock, at cost, 225,000 shares (1998)
    and 225,000 shares (1999) ........................................    (1,539,941)     (1,539,941)
                                                                        ------------    ------------
        Total stockholders' equity ...................................    66,556,910      63,131,693
                                                                        ------------    ------------
                                                                        $ 95,102,598    $ 90,912,884
                                                                        ============    ============

                             3D SYSTEMS CORPORATION
                      Consolidated Statements of Operations
                        For the Three Month Periods Ended
                        March 27, 1998 and April 2, 1999

                                                For the Three Month Periods Ended
                                                ---------------------------------
                                                March 27, 1998     April 2, 1999
                                                --------------     --------------
Sales:
  Products .................................     $ 14,527,349      $ 15,278,036
  Services .................................        8,309,008         7,405,656
                                                 ------------      ------------
     Total sales ...........................       22,836,357        22,683,692
                                                 ------------      ------------
Cost of sales:
  Products .................................        7,891,600         8,534,980
  Services .................................        5,555,809         4,955,030
                                                 ------------      ------------
     Total cost of sales ...................       13,447,409        13,490,010
                                                 ------------      ------------
Gross profit ...............................        9,388,948         9,193,682
                                                 ------------      ------------
Operating expenses:
  Selling, general and administrative ......        6,638,532        10,230,069
  Research and development .................        2,311,634         2,442,924
                                                 ------------      ------------
     Total operating expenses ..............        8,950,166        12,672,993
                                                 ------------      ------------
Income (loss) from operations ..............          438,782        (3,479,311)

Other income ...............................          178,885           177,358
Other expense ..............................          (72,455)          (50,808)
                                                 ------------      ------------
Income (loss) before provision for
   income taxes ............................          545,212        (3,352,761)

Provision for income taxes (benefit) .......          190,824        (1,072,880)
                                                 ------------      ------------
Net income (loss) ..........................     $    354,388      $ (2,279,881)
                                                 ============      ============

Weighted average shares outstanding ........       11,287,023        11,389,847
                                                 ============      ============

Net income (loss) per common share .........     $       0.03      $      (0.20)
                                                 ============      ============

Weighted average shares outstanding
   and dilutive shares .....................       11,536,702        11,389,847
                                                 ============      ============

Net income (loss) per common share
   assuming dilution .......................     $       0.03      $      (0.20)
                                                 ============      ============